Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of March 26, 2018, by and among Cogint, Inc., a Delaware corporation (“Cogint”), Red Violet, Inc., a Delaware corporation (“SpinCo”) and the Cogint Entities listed on Schedule A hereto (collectively with Cogint, the “Cogint Group” and each, a “Cogint Entity”). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in the Separation Agreement (as defined below).

RECITALS

WHEREAS, Cogint and SpinCo have entered into that certain Separation and Distribution Agreement (the “Separation Agreement”) dated as of February 27, 2018, pursuant to which Cogint and SpinCo will consummate the Internal Reorganization and the Spin-Off;

WHEREAS, in connection with the Internal Reorganization and pursuant to Section 2.1 of the Separation Agreement, the Cogint Group desires to assign to SpinCo the SpinCo Transferred Assets and SpinCo has agreed to assume the SpinCo Assumed Liabilities.

NOW, THEREFORE, pursuant to the terms and conditions of the Separation Agreement and for the consideration set forth therein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.    Assignment and Assumption. Subject to the terms and conditions of the Separation Agreement, each Cogint Entity hereby assigns, conveys, and transfers to SpinCo all of such Cogint Entity’s rights, title and interest in and to the SpinCo Transferred Assets (the “Assignment”). SpinCo hereby accepts the Assignment and assumes the SpinCo Assumed Liabilities in each case, effective as of the Business Transfer Time.

2.    Terms of the Separation Agreement. The terms of the Separation Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating the SpinCo Assumed Liabilities are incorporated herein by reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Separation Agreement shall not be superseded hereby, but shall remain in full force and effect to the extent provided therein; provided, however, that the parties hereto hereby agree that, notwithstanding anything to the contrary contained in the Separation Agreement or any Ancillary Agreement, certain provisions of the Separation Agreement shall be interpreted and enforced in the manner set forth on Schedule B hereto. In the event of any conflict or inconsistency between the terms of the Separation Agreement and the terms hereof, the terms of the Separation Agreement shall govern, except with respect to the provisions set forth on Schedule B, which provisions shall (notwithstanding anything to the contrary contained in the Separation Agreement or any Ancillary Agreement) govern in the event of any such conflict or inconsistency.

3.    Governing Law. This Agreement shall be governed by and construed in accordance with the Law of the State of Delaware, without regard to the choice of law or conflicts of law principles thereof. The parties expressly waive any right they may have, now or in the future, to demand or seek the application of a governing Law other than the Law of the State of Delaware.

4.    Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of Cogint and SpinCo. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

5.    Counterparts. This Agreement may be executed in multiple original, facsimile or electronic counterparts (including via PDF), each of which shall be deemed an original, but all of which when taken together shall constitute one and the same agreement.

6.     Further Assurances. Each party hereto shall execute and deliver, at the reasonable request of the other parties hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[Signatures on next page.]

IN WITNESS WHEREOF, the Parties have executed his Agreement as of the date first above written.

COGINT, INC.

By:	/s/ Derek Dubner
Name:	Derek Dubner
Title:	Chief Executive Officer

RED VIOLET, INC.

By:	/s/ Derek Dubner
Name:	Derek Dubner
Title:	Chief Executive Officer

FLUENT, LLC
REWARD ZONE USA, LLC
REWARDSFLOW, LLC
AMERICAN PRIZE CENTER, LLC
EASE WINS, LLC
FLUENT MEDIA LABS, LLC
SAMPLES & SAVINGS, LLC
SEA OF SAVINGS, LLC
HVGUS, LLC
DELIVER TECHNOLOGY LLC
FIND DREAM JOBS, LLC
FIND DREAM SCHOOLS, LLC
MAIN SOURCE MEDIA, LLC
SEARCH WORKS MEDIA, LLC
BIG PUSH MEDIA, LLC
INBOXPAL, LLC

By:	/s/ Derek Dubner
Name:	Derek Dubner
Title:	Manager

Q INTERACTIVE, LLC

By: Fluent, LLC, a Delaware limited liability company, its sole member

By:	/s/ Derek Dubner
Name:	Derek Dubner
Title:	Manager

CLICKGEN, LLC

By: Q Interactive, LLC, a Delaware limited liability company, its sole member

By: Fluent, LLC, a Delaware limited liability company, its sole member

By:	/s/ Derek Dubner
Name:	Derek Dubner
Title:	Manager

NETCREATIONS, LLC

By: ClickGen, LLC, a Delaware limited liability company, its sole member

By: Q Interactive, LLC, a Delaware limited liability company, its sole member

By: Fluent, LLC, a Delaware limited liability company, its sole member

By:	/s/ Derek Dubner
Name:	Derek Dubner
Title:	Manager

BXY VENTURES, LLC

By: NetCreations, LLC, a Nevada limited liability company, it sole member

By: ClickGen, LLC, a Delaware limited liability company, its sole member

By: Q Interactive, LLC, a Delaware limited liability company, its sole member

By: Fluent, LLC, a Delaware limited liability company, its sole member

By:	/s/ Derek Dubner
Name:	Derek Dubner
Title:	Manager

Schedule A

Cogint Entities

1.	Fluent, LLC, a Delaware limited liability company

2.	Reward Zone USA, LLC, a Delaware limited liability company

3.	RewardsFlow, LLC, a Delaware limited liability company

4.	American Prize Center, LLC, a Delaware limited liability company

5.	EASE Wins, LLC, a Delaware limited liability company

6.	Fluent Media Labs, LLC, a Delaware limited liability company

7.	Samples & Savings, LLC, a Delaware limited liability company

8.	Sea of Savings, LLC, a Delaware limited liability company

9.	HVGUS, LLC, a Delaware limited liability company

10.	Deliver Technology LLC, a Delaware limited liability company

11.	Find Dream Jobs, LLC, a Delaware limited liability company

12.	Find Dream Schools, LLC, a Delaware limited liability company

13.	Main Source Media, LLC, a Delaware limited liability company

14.	Search Works Media, LLC, a Delaware limited liability company

15.	Big Push Media, LLC, a Delaware limited liability company

16.	InBoxPal, LLC, a Delaware limited liability company;

17.	Q Interactive, LLC, a Delaware limited liability company

18.	ClickGen, LLC, a Delaware limited liability company

19.	NetCreations, LLC, a Nevada limited liability company

20.	BXY Ventures, LLC, a Nevada limited liability company

Schedule B

For purposes of clarification, the parties hereto hereby acknowledge and agree to the following (notwithstanding anything to the contrary set forth in the Separation Agreement or any Ancillary Agreement):

1.	The definition of “Cogint Liabilities” in the Separation Agreement shall not include any Liabilities related to any Transaction Litigation to the extent in connection with, arising from or otherwise relating to (a) the Spin-Off, except to the extent arising as a result of the conduct of any Cogint Entity or its officers and directors in their capacities as such (but excluding any such conduct to the extent undertaken by persons who are or were also directors or officers of Red Violet at or prior to the Spin-Off (each, a “Crossover Party”)) (regardless of whether any such conduct occurred prior to, at or after the Spin-Off), (b) any other transaction contemplated by the Separation Agreement or the Ancillary Agreements, except to the extent arising as a result of the conduct of any Cogint Entity or its officers and directors in their capacities as such (but excluding any such conduct to the extent undertaken by any Crossover Party) (regardless of whether any such conduct occurred prior to, at or after the Spin-Off), or (c) any alleged or asserted misrepresentation or omission in any document filed by any SpinCo Entity or Cogint Entity with the Securities and Exchange Commission in connection with the Internal Reorganization or the Spin-Off (all such excluded Liabilities described in clauses (a), (b) and (c) collectively, the “SpinCo Transaction Liabilities”);

2.	The definition of “SpinCo Liabilities” in the Separation Agreement shall include (i) all Liabilities of the SpinCo Entities arising from or relating to the businesses and operations (whether or not such businesses or operations are or have been terminated, divested or discontinued) conducted prior to the Business Transfer Time by the SpinCo Entities and (ii) all SpinCo Transaction Liabilities;

3.	The definition of “Indemnified Persons” in the Separation Agreement shall not include any person who was not a director or officer of Cogint or any of its Subsidiaries prior to the Spin-Off; and

4.	The Cogint Entities shall not be obligated to indemnify any Indemnified Person under the Separation Agreement to the extent arising, directly or indirectly, out of or pertaining, directly or indirectly, to any action or omission, or alleged action or omission, that shall have occurred after the Spin-Off Date;

provided, that, notwithstanding the foregoing, the parties hereto hereby acknowledge and agree that nothing contained in this Schedule B creates any indemnification obligation owing by any SpinCo Entity under the Separation Agreement or otherwise except to the extent any Cogint Indemnitee incurs any SpinCo Liability described in paragraph 2 above, and such SpinCo Liability is not fully covered by insurance, including the D&O Insurance.